Exhibit 99.01

Laureate Education, Inc. Reports 32% Increase in Total Student Enrollment and Strong First Quarter 2005 Results; Company Introduces 2006 Earnings Outlook of $2.00 to $2.10 Per Diluted Share

    BALTIMORE--(BUSINESS WIRE)--April 21, 2005--Laureate Education, Inc. (NASDAQ: LAUR), the world's leading international provider of higher education, announced strong enrollment and financial results for the quarter ended March 31, 2005.

    -- First quarter 2005 revenues increased 39% to $184.1 million, compared to $132.2 million in the first quarter of 2004.

    -- Total operating income for the first quarter 2005 increased 46% to $5.2 million compared to $3.6 million in the first quarter of 2004.

    -- The Company reported earnings from continuing operations of $0.07 per diluted share for the quarter ending March 31, 2005, the Company's seasonally weakest quarter.

    -- The Company introduced 2006 earnings outlook of $2.00 to $2.10 per diluted share and increased its 2005 earnings outlook by $0.02 per share to $1.62 to $1.67 per diluted share.

    -- The Company reported first quarter increases of 28% and 32% in new and total student enrollment, respectively, at its network of campus-based and online institutions.

    -- The Company's campus-based institutions reported a 28% increase in new student enrollment and a 33% increase in total student enrollment.

    -- Laureate Online Education reported total degree enrollment increased 26% to 22,918 students, driven by a 27% increase in new student enrollment.

    -- The Company also announced the appointment of Isabel Aguilera to serve on the Company's Board of Directors. As the Chief Operating Officer for NH Hoteles, a global hospitality company operating over 240 luxury hotels in 18 countries throughout Europe and Latin America, Ms. Aguilera is responsible for the daily operations and financial performance of NH Hoteles worldwide. Ms. Aguilera previously held positions with Dell Computer Corporation, Olivetti PC, Vodafone and Hewlett-Packard and brings to the Laureate Board of Directors over 20 years of experience in operations and marketing on an international scale.

    Douglas Becker, Chairman and Chief Executive Officer of Laureate Education, stated, "We are very pleased with the strong growth of our secondary intake in our Mexico/Central America region which bodes well for the upcoming, larger primary intake in that region in our third quarter. We are also delighted with the powerful enrollment momentum in our Online division. The performance of these two growth leaders should position us to meet our plan for an 18-20% increase in Campus-based total enrollment and a 30-40% increase in Online total enrollment this year."
    "This growth, coupled with the visibility afforded by an average student stay of more than three years, allows us to confidently introduce guidance for earnings growth in 2006 of approximately 25% over an expected record year in 2005. More importantly, we are continuing to lay the groundwork for new campuses, new programs and new countries to allow us to sustain that rate of earnings growth through 2010."

    Other Financial Information

    After-tax income from continuing operations for the first quarter of 2005 was $3.9 million or $0.07 per share on diluted shares outstanding of 51.8 million.
    Total cash and marketable securities at March 31, 2005 were approximately $117 million, while total corporate debt was approximately $107 million.
    Laureate Education now operates institutions of higher education in 12 countries, offering programs through 43 campus locations, and online to students in over 80 countries.


    Revenue Growth - Constant Currency
    Three months ended March 31, 2005

                                                   % Growth

                                Revenue        Amount     Constant

(In Thousands)              2005       2004    in USD     Currency
                            ----       ----    ------     --------
    Mexico Region(1)   $  56,865 $   47,938       19%          20%
    Andean Region(2)      20,003     18,335        9%           6%(5)
    Europe Region         45,356     41,199       10%           5%
    Online                36,582     24,684       48%          48%
                          ------    -------
Subtotal                 158,806    132,156       20%           NA

Acquisitions              25,308         NA
                          ------         --

Total                  $ 184,114 $  132,156       39%           NA
                         =======    =======


Enrollment
----------
As of April 20, 2005

New Student Enrollment          2005          2004        % Change
                                ----          ----        --------
    Mexico Region(1)(3)        8,035         6,330             27%
    Andean Region(2)          20,497        18,528             11%
    Europe Region(3)             514           460             12%
    Online                     4,828         3,815             27%
                             -------       -------
Subtotal:                     33,874        29,133             16%

  New Student Enrollment
  at Acquired Schools(4):      3,367            NA              NA
                             -------       -------
New Student Enrollment
with Acquisitions:            37,241        29,133             28%
                             =======       =======

Total Student Enrollment        2005          2004
                                ----          ----

    Mexico Region(1)          57,633        48,490             19%
    Andean Region(2)          57,211        49,223             16%
    Europe Region             11,922        11,816              1%
    Online                    22,918        18,144             26%
                             -------       -------
Subtotal:                    149,684       127,673             17%

  Total Student Enrollment
  at Acquired Schools(4):     18,556            NA              NA
                             -------       -------
Total Student Enrollment
with Acquisitions:           168,240       127,673             32%
                             =======       =======

  (1) Mexico Region includes campus-based universities located in Mexico, Panama and Costa Rica.
  (2) Andean Region includes Laureate's campus-based universities located in Chile and Ecuador.
  (3) Represents results of secondary intake. Primary intake is in the third quarter.
  (4) Acquired schools include acquisitions not owned during the full periods presented.
  (5) Student registration cut-off date not comparable to the prior year.



    Financial Outlook

    The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

    -- Laureate Education anticipates total revenue of $210 to $230 million for the second quarter 2005.

    -- The Company anticipates Campus-Based revenue of $170 to $185 million for the second quarter 2005, with operating margins between 20% and 21%. Latin America expects revenue of $118 to $130 million with margins of 26% to 27%. Europe expects revenue of $52 to $55 million with margins of 14% to 15%. Campus-based general and administrative expenses are expected to be approximately $3.5 million.

    -- The Company anticipates Online revenue of $40 to $45 million for the second quarter 2005, with operating margins between 11% and 12%.

    -- General and administrative expenses are expected to be approximately $7 million in the second quarter 2005.

    -- Non-cash stock compensation expense is expected to be approximately $1 million in the second quarter 2005.

    -- The Company currently believes that it will achieve earnings of $0.42 to $0.44 per diluted share for the quarter ending June 30, 2005.

    -- Fully diluted shares outstanding for the second quarter 2005 are projected to be approximately 52.0 million.

    -- The Company increased its full year 2005 Earnings Outlook by $0.02 per share to $1.62 to $1.67 per diluted share.

    --  The Company introduces full year 2006 Earnings Outlook of
        $2.00 to $2.10 per diluted share. This earnings outlook is prior to the adoption of SFAS123R.

    About Laureate Education, Inc.

    Laureate Education Inc. (NASDAQ: LAUR) is focused exclusively on providing a superior university experience to nearly 170,000 students through the leading global network of accredited campus-based and online universities. Addressing the rapidly growing global demand for higher education, Laureate offers a broad range of career-oriented undergraduate and graduate programs through campus-based universities located in Latin America, Europe, and Asia. Through online universities, Laureate offers the growing population of non-traditional, working-adult students the convenience and flexibility of distance learning to pursue undergraduate, master's and doctorate degree programs in major career fields including engineering, education, business, and healthcare. For more information, please visit our website, www.laureate-inc.com.

    Forward-Looking Statements

    This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those described in the forward-looking statements.

    The following factors might cause such a difference:

    -- The Company's operations can be materially affected by competition in its target markets and by overall market conditions, among other factors.

    -- The Company's foreign operations, in particular, are subject to political, economic, legal, regulatory and currency-related risks.

    Additional information regarding these risk factors and uncertainties is detailed from time to time in the Company's filings with the Securities and Exchange Commission, including but not limited to our most recent Forms 10-K and 10-Q, available for viewing on our website. (To access this information on our website, www.laureate-inc.com, please click on "Investor Relations", "SEC Filings")


Laureate Education, Inc. & Subsidiaries
Consolidated Statements of Operations
(Amounts in thousands, except per share data)

                                    Three Months Ended March 31,
                              ----------------------------------------
                                2005     2004    $Variance  %Variance
                              ----------------------------------------
Revenues
    Mexico region (a)         $ 63,725 $ 47,938  $  15,787         33%
    Andean region (b)           24,290   18,335      5,955         32%
                              -------- --------  ---------  ----------
  Campus Based-Latin America    88,015   66,273     21,742         33%


    Spain                       29,115   25,911      3,204         12%
    Hospitality/Switzerland(c)  13,795   12,653      1,142          9%
    France                      13,726    2,635     11,091      GT200%
                              -------- --------  ---------  ----------
  Campus Based-Europe           56,636   41,199     15,437         37%
                              -------- --------  ---------  ----------
  Campus Based total           144,651  107,472     37,179         35%
                              -------- --------  ---------  ----------

  Laureate Online Education     39,463   24,684     14,779         60%
                              -------- --------  ---------  ----------
Total revenues                 184,114  132,156    51,958          39%
                              -------- -------- ----------  ----------

  Core operating expenses      171,884  122,563     49,321         40%
  Non-cash stock
    compensation expense           780      712         68         10%
  General and administrative
    expenses                     6,214    5,289        925         17%
                              -------- --------  ---------  ----------
Total operating expenses       178,878  128,564     50,314         39%
                              -------- --------  ---------  ----------

Operating income                 5,236    3,592      1,644         46%

Non-operating items
  Interest and other income      2,416    3,302       (886)       -27%
  Interest expense              (2,374)  (1,558)      (816)       -52%
  Foreign exchange gain (loss)
                                   249      360       (111)       -31%
                              -------- --------  ---------  ----------
Total non-operating items          291    2,104     (1,813)       -86%
                              -------- --------  ---------  ----------

Income from continuing
  operations before minority
  interest, equity in net
  income (loss) of affiliates,
  and income taxes               5,527    5,696       (169)        -3%
Minority interest in income
 of consolidated subsidiaries,
 net of income tax                (892)  (2,474)     1,582         64%
Equity in net loss of                                GT-200%
 affiliates, net of income tax     (90)      (8)       (82)
Income tax expense                (691)    (707)        16          2%
                              -------- --------  ---------  ----------
Income from continuing
 operations                      3,854    2,507      1,347         54%

Income (loss) from
 discontinued operations,
 net of income tax (d)             742   (2,891)     3,633         N/A
                              -------- --------  ---------  ----------
Net income (loss)             $  4,596 $   (384) $   4,980         N/A
                              ======== ========  =========  ==========

  Weighted average shares
    - basic                     49,237   44,925
   Weighted average shares
    - diluted                   51,819   47,484
  EPS-Net income (loss)
    (basic)                   $   0.09 $  (0.01)
  EPS-Net Income (loss)
    (diluted)                 $   0.09 $  (0.01)
  EPS-Income from continuing
    operations (basic)        $   0.08 $   0.06
  EPS-Income from continuing
    operations (diluted)      $   0.07 $   0.05



  Segment operating profit
    (loss):
    Campus Based-
      Latin America           $  4,744 $  3,563  $   1,181         33%
    Campus Based-Europe          8,863    8,775         88          1%
    Campus Based-Overhead       (2,590)  (2,909)       319         11%
                              -------- --------  ---------  ----------
    Campus Based - Total        11,017    9,429      1,588         17%

    Laureate Online              1,213      164      1,049      GT200%


a)  The Mexico region includes Mexico, Costa Rica and Panama.
b)  The Andean region includes Chile, Ecuador and Peru.
c) Hospitality includes the operating results of Les Roches, Marbella and Glion.
d) The 2005 and 2004 operating results present the K-12 (including UK/France), WSI and India business units as discontinued operations.
GT = Greater Than


    CONTACT: Laureate Education
             Sean Creamer, 410-843-8991
             or
             Chris Symanoskie, 410-843-6394